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EXHIBIT 16.1

August 17, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Citizens Bancshares Corporation's Form 8-K dated August 17, 2004, and have the following comments:

1.
We agree with the statements made in the paragraphs one and two and the last sentence of paragraph three.

2.
We have no basis on which to agree or disagree with the statement made in the first sentence of paragraph three.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

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  EXHIBIT 16.1